Exhibit 4.2 (vi)

February 12, 2007

BARNES GROUP INC.

123 Main Street

Bristol, CT 06010

Attn: Lawrence W. O’Brien

Vice President and Treasurer

LETTER AMENDMENT

Re:	Note Purchase Agreements, each dated as of November 12, 1999 (collectively, as amended, the “Note Purchase Agreement”) by and between BARNES GROUP INC. (the “Company”), 3031786 NOVA SCOTIA COMPANY (whose obligations thereunder were assumed by the Company), and each of ALLSTATE INSURANCE COMPANY, ALLSTATE LIFE INSURANCE COMPANY, STATE FARM LIFE INSURANCE COMPANY, MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY, NATIONWIDE LIFE INSURANCE COMPANY, THE CANADA LIFE ASSURANCE COMPANY and PAN-AMERICAN LIFE INSURANCE COMPANY (collectively, the “Noteholders”)

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement; capitalized terms used in this letter amendment (this “Letter Amendment”) and not otherwise defined herein having the meaning provided in the Note Purchase Agreement.

The Noteholders and Company hereby agree that, effective as of January 11, 2006, that Section 7.7(b) of the Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

“(b) Notwithstanding the foregoing, Barnes will not permit any of its Subsidiaries to, directly or indirectly incur, create, assume or permit to exist any Indebtedness unless (1) all Indebtedness of Subsidiaries (other than Indebtedness of Foreign Subsidiaries all of whose lenders are party to the Sharing Agreement) plus (2) all Indebtedness of Barnes secured by Liens permitted to exist by Section 7.6(a)(viii), shall not at any time exceed 15% of Consolidated Assets determined as of the end of the most recently completed fiscal year of Barnes.”

This Letter Amendment shall become effective upon the satisfaction in full of the following conditions precedent: (i) the Company and the holders of 66-2/3% of the aggregate outstanding principal amount of Notes shall have executed this Letter Amendment and (ii) the Noteholders’ counsel shall have received a copy of the Letter Amendment, dated the date hereof, to those separate Note Agreements, each dated as of November 21, 2000 (as amended), executed by the requisite percentage of the holders of the notes issued thereunder to be effective.

Except as expressly provided in this Letter Amendment, the Note Purchase Agreement and the Notes shall remain in full force and effect, without modification or amendment. This Letter Amendment shall be binding upon, and shall inure to the benefit of, the successors and assigns of each of the parties hereto and the holders from time to time of the Notes.

The Company shall promptly pay all reasonable expenses relating to this Letter Amendment, including but not limited to the reasonable fees and disbursements of Bingham McCutchen LLP, special counsel to the Noteholders.

Two or more duplicate originals of this Letter Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by at least 66-2/3% of the holders of aggregate outstanding principal amount of Notes. Delivery of an executed signature page by facsimile or electronic transmission shall be as effective as a manually signed counterpart of this Letter Amendment.

THIS LETTER AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

[Remainder of page intentionally blank.]

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Very truly yours,

ALLSTATE INSURANCE COMPANY

By:	/s/ David Walsh
Name:	David Walsh

By:	/s/ Charles D. Mires
Name:	Charles D. Mires
Authorized Signatories

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ David Walsh
Name:	David Walsh

By:	/s/ Charles D. Mires
Name:	Charles D. Mires
Authorized Signatories

[Signature Page to Letter Amendment to 1999 Banes Note Agreement]

STATE FARM LIFE INSURANCE COMPANY

By:	/s/ Julie Pierce
Name:	Julie Pierce
Title:	Investment Officer

By:	/s/ Jeff Attwood
Name:	Jeff Attwood
Title:	Investment Officer

[Signature Page to Letter Amendment to 1999 Banes Note Agreement]

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC, Investment Adviser

By:	/s/ Mark A. Ahmed
Name:	Mark A. Ahmed
Title:	Managing Director

[Signature Page to Letter Amendment to 1999 Banes Note Agreement]

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as Investment Manager

By:	/s/ Yvonne Guajardo
Name:	Yvonne Guajardo
Title:	Vice President

[Signature Page to Letter Amendment to 1999 Banes Note Agreement]

NATIONWIDE LIFE INSURANCE COMPANY

By:	/s/ Joseph P. Young
Name:	Joseph P. Young
Title:	Authorized Signatory

[Signature Page to Letter Amendment to 1999 Banes Note Agreement]

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ Tad Anderson
Name:	Tad Anderson
Title:	A.V.P., Investments, U.S. Operations

By:	/s/ J. G. Lowery
Name:	J.G. Lowery
Title:	A.V.P., Investments, U.S. Operations

[Signature Page to Letter Amendment to 1999 Banes Note Agreement]

PAN-AMERICAN LIFE INSURANCE COMPANYS

By:	/s/ Lisa Baudot
Name:	Lisa Baudot
Title:	Vice President, Securities

[Signature Page to Letter Amendment to 1999 Banes Note Agreement]

Acknowledged and agreed as of the date first written above:

BARNES GROUP INC.

By:	/s/ Lawrence W. O’Brien
Name:	Lawrence W. O’Brien
Title:	Vice President and Treasurer

By:	/s/ William C. Denninger
Name:	William C. Denninger
Title:	Senior Vice President, Finance and Chief Financial Officer

[Signature Page to Letter Amendment to 1999 Banes Note Agreement]